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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-52230) pertaining to the PACCAR Inc Savings Investment Plan of our report dated June 12, 2001, with respect to the financial statements and supplemental schedules of the PACCAR Inc Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                      ERNST & YOUNG LLP

Seattle, Washington
June 20, 2001

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CONSENT OF INDEPENDENT AUDITORS